SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   Form 8-K

                                CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                       Date of Report May 11, 2006

                       Commission File Number 000-27261

                          CH2M HILL Companies, Ltd.
               (Exact name of registrant as specified in its charter)

                 Oregon                           93-0549963
      (State or other jurisdiction of       (I.R.S. Employer
      incorporation or organization)        Identification Number)


      9191 South Jamaica Street,
      Englewood, CO                                    80112
      (Address of principal executive offices)       (Zip Code)


                               (303) 771-0900
                 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))











                                     Form 8-K

Item 5.02  Appointment of Principal Officers.

Nancy R. Tuor Appointed as Vice Chair

Effective May 11, 2006, CH2M HILL's Board of Directors appointed Nancy R. Tuor, 58, as Vice Chair for CH2M HILL Companies,
Ltd. Ms. Tuor joined CH2M HILL in 1980 and has served as a member of our Board of Directors from May 2002 to May 2005 and from May 1994 to April 1996. During her 20 plus year career with CH2M HILL, Ms. Tuor has served in numerous executive capacities for the company and its affiliates, including Chief Executive Officer of Kaiser-Hill since May 2004,Chief Operating Officer of Kaiser-Hill from June 2001 to May 2004, and Regional Manager of the South Atlantic Region from October 1991 to April 1995.

Ms. Tuor is serving on the executive committee of the Board of Directors for the Denver Metro Chamber of Commerce, the position she has held since August 1999. She also has been serving as a co-chair of the Metro Denver Economic Development Corporation since August 2004, and as a co-chair of the Colorado Education Alignment Council since September 2005.

Ms. Tuor replaces Joseph A. Ahearn, who served as CH2M HILL's
Vice Chair since February 2001. At CH2M HILL, the Vice Chair of the Board of Directors may, but does not have to be a member of the Board; and Ms. Tuor at present is not a member of the company's Board of Directors.


                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CH2M HILL COMPANIES, LTD.

Date: May 16, 2006                  By: /s/Samuel H. Iapalucci
                                      __________________________
                                      Samuel H. Iapalucci
                                      Its: Executive Vice President,
                                       Chief Financial Officer
                                       and Secretary